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                                                                  Exhibit 10.9



                                   OPTEL, INC

                         RESTATED INCENTIVE STOCK PLAN

                  (APPROVED BY THE BOARD ON NOVEMBER 12, 1996)


I. Purpose

This Restated Incentive Stock Plan (the "Plan") is intended to attract, retain and provide incentives to senior executives of the Corporation, and to thereby increase overall shareholders' value. The Plan generally provides for the granting of stock options to the eligible participants.

II.   Definitions

      (a) "Award" means stock options (including incentive stock options within the meaning of Section 422(b) of the Code) as described in or granted under this Plan.

      (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

      (c) "Board" means the Board of Directors of the Corporation.

      (d) "Call" means the Corporation's right to purchase all (but not less than all) of the Common Stock acquired by a Participant upon the exercise of an Award at a purchase price per share equal to the Fair Market Value of a share of Common Stock as of the day on which the Participant's employment or other relationship is terminated.

      (e) "Change in Control" means:

          (i) Any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchangc Act")) other than Le Groupe Videotron Ltee or any subsidiary ("GVL") shall have acquired (by any means) the right (x) through the Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any voting securities of the Corporation or (y) by contract, agreement or similar understanding or (z) any combination of
(x) and (y), to elect a majority of the Board; provided that a Change of Control under this Section (e)(i) shall not be deemed to have occurred unless, and until the first date that, GVL shall not actually exercise control and a legal right to manage the day-to-day operations of the Corporation ("Actual Control") or

          (ii) The approval by the stockholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets






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of the Corporation ("Corporate Transaction"); excluding, however, such a
Corporate Transaction pursuant to which (1) all of substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the then outstanding common stock ("Outstanding Corporation Common Stock") and of the then outstanding common stock entitled to vote generally in the election of Directors ("Outstanding Corporation Voting Securities") immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding common stock, and the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, and (2) individuals who were immediately prior to the effective date of the Corporate Transaction members of the Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; provided that a Change in Control under this Section (e)(ii) shall not be deemed to occur unless, and until the first date that, GVL shall not exercise Actual Control; or

          (iii) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

      (f) "Code," means the Internal Revenue Code of 1986, as amended from time to time.

      (g) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

      (h) "Common Stock" means the $.01 par value Class A Common Stock of the Corporation.

      (i) "Corporation" means OpTel, Inc., a Delaware corporation.

      (j) "Director" means a member of the Board.

      (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (l) "Executive" means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice Presidents reporting to the Chief Executive Officer and Chief Operating Officer, Directors and City General Managers reporting directly to the Vice Presidents, Chief Executive Officer or Chief Operating Officer, and other employees specifically designated by the Committee.

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      (m) "Fair Market Value" means the value determined by the Committee or the
Board and, if shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the Fair Market Value shall be the mean of the highest and lowest trading prices or of the high bid and low asked prices of shares of Common Stock on such exchange, or on the over-the-counter market as reported by the NASDAQ system of the National Quotation Bureau, Inc., as the case may be, on the relevant date, and if there is no trading or bid or asked price on that day, the mean of the highest and lowest trading or high bid and low asked prices on the most recent day for which such prices are available preceding such relevant date; provided that the Committee and the Board acting reasonably may at any time specify some other definition of Fair Market Value.

      (n) "IPO Date" means the first date on which the Corporation has an effective registration statement under the Securities Act of 1933, as amended, covering the sale by the Corporation of its Common Stock.

      (o) "Participant" means an Executive who has been granted an Award under the Plan.

      (p) "Plan Year" means the fiscal year of the Corporation commencing September 1 and ending August 31.

      (q) "Put" means a Participant's right to require the Corporation to purchase all (but not less than all) of the Common Stock acquired by the Participant upon the exercise of an Award at a purchase price per share equal to the Fair Market Value of a share of Common Stock as of the day on which the Participant's employment or other relationship is terminated.

      (r) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III. Eligibility

     Any Executive of the Corporation or Subsidiary selected by the Committee is eligible to receive an Award pursuant to Section VI hereof

IV.  Plan Administration

      (a) Except as otherwise determined by the Board, the, Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make, determinations with respect to the participation of Executives in the Plan and, except as otherwise required by law or this Plan, the terms of Awards granted, including exercisability schedules, price, option period, post-retirement and termination rights, payment alternatives such as cash, stock or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriated which shall be contained in an Award Agreement with respect to a Participant.

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      (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

      (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the time at which any Award becomes exercisable.

V.   Capital Stock Subject to the Provisions of this Plan

      (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of
Section X, and subject to Section V(b) below, the maximum number of shares of Common Stock that shall be available for grants of Awards under this Plan shall be 5,177.

      (b) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this
Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are canceled, forfeited surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI.  Awards Under This Plan

     As the Board or Committee may determine, the following types of Awards may be granted under this Plan on a stand alone, combination or tandem basis:

     (a) Stock Option. An Award which provides a right to buy a specified number of shares of Common Stock at a fixed exersise price during a specified time. Unless otherwise specifically provided in an Award Agreement, (i) the exercise price of each share of Common Stock covered by a stock option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such stock option and (ii) 25% of the shares covered by the stock option shall become exerciseable on the second anniversary of its grant and an additional 25% of such shares shall be exercisable on each of the third, fourth and fifth anniversary of its grant.

     (b) Incentive Stock Option. An Award which may be granted only to Executives in the form of a stock option which shall comply with the requirements of Code

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Section 422 or any successor section as it may be amended from time to time. The exercise price of any incentive stock option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the incentive stock option Award. Unless otherwise specifically provided in an Award
Agreement, 25% of the shares covered by the incentive stock option shall become exercisable on the second anniversary of its grant and an additional 25% of such shares shall become exercisable on each of the third, fourth and fifth anniversary of its grant. An Executive who owns stock representing 10% of the voting power or value of all classes of stock of the Corporation or a Subsidiary shall only be granted an incentive stock option (i) with an exercise price of at least a 110% of the Fair Market Value of the Common Stock on the date of the grant of such option and (ii) that expires 5 years from the date of its grant. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to income stock option Awards under this Plan shall not exceed the maximum number of shares provided in paragraph (a) of Section V above. To the extent that Code Section 422 requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

VII. Award Agreements

     Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.

VIII. Other Terms and Conditions

     (a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will, by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant. No Award granted under the Plan shall be subject to execution, attachment or process.

     (b) Termination of Employment or Other Relationship. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

     (C) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

     (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

     (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct



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account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation;
(iv) by a combination of the methods described in (i) through (iii) above; or
(v) by such other methods as the Committee may deem appropriate.

      (f) Withholding. Except as otherwise provided by the Committee, the Participant shall be required to pay the amount of any taxes required to be withheld prior to the delivery of stock upon the exercise of an Award, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the shares to be delivered upon the exercise of an Award.

      (g) Put and Call. If after the termination of a Participant's employment or other relationship with the Corporation or a Subsidiary for any reason, such Participant shall not then be employed by, or otherwise engaged with, the Corporation or a Subsidiary, the Corporation and the Participant shall have the respective rights at any time during the period of 45 days,after the date of such termination to exercise the Call and Put. The Put and Call may be exercised only by giving written notice of such exercise within such 45 day period to the Corporation, in the case of the exercise of the Put, or to the Participant (or his personal representative, as the case may be), in the case of the exercise of the Call. The closing of the purchase pursuant to the exercise of the Put or Call shall take place within 60 days after the notice was given. If neither the Put nor the Call are exercised, the Common Stock shall remain subject to the provision of Section VIII(h). The Committee, in its discretion, provide in an Award Agreement for a longer or shorter exercise period for the Put and/or Call. The Put and Call shall expire and not be exercisable on or following the IPO Date.

      (h) Right of First Refusal. Prior to the IPO Date, the holder of Common Stock received (directly or indirectly) upon the exercise of an Award shall not transfer or sell any of such Common Stock except pursuant to a bona fide written offer to purchase such shares for an all cash purchase price payable in full at closing and only after such shares shall have first been offered to the Corporation pursuant to this Section VIII(h). The transfer of any Common Stock in contravention of the provisions of this Section VIII(h) shall be null and void, and the transferee of such Common Stock shall not be entitled to any voting, dividend or other rights with respect to such Common Stock. If prior to the IPO Date, a holder of Common Stock desires to sell any or all of his Common Stock which, other than as a result of the provisions of this Section, would be transferable, pursuant to a bona fide written offer from a third party to purchase such Common Stock for a cash purchase price payable in full at closing, then the selling holder shall give notice to the Corporation stating the terms of the third party offer. For a period of 60 days after such notice has been given to the Corporation, the Corporation shall have the option to purchase all (but not less than all) of the Common Stock subject to the third party offer at the price per share set forth in the third party offer. The Corporation's option may be exercised only by notice of such exercise to the selling holder within such 60-day period. The closing of the purchase pursuant to the exercise of the Corporation's option shall take place within 60 days after the notice was given.


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      (i) Restrictions on Sale and Exercise. With respect to officers and directors for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated thereunder, Common Stock acquired pursuant to the exercise of an Award may not be sold for at least six months from the grant of the Award.

      (j) Maximum Awards. Subject to adjustment in accordance with the provisions of Section X, the maximum number of shares of Common Stock that may be issued to any single Participant pursuant to Awards over the life of this Plan is 1,000.

      (k) Change in Control. In the event of a Change in Control, all Awards shall vest, become immediately exercisable and/or cease to be subject to any risk of forfeiture, as the case may be.

      (l) Additional Restrictions. The Committee may include provisions in an Award Agreement which would limit the right of a Participant with respect to an Award in the event that the Participant conducts himself in a manner adversely affecting the Company or engages in other activities proscribed in the Award Agreement.

IX.   Termination, Modification and Amendments

      (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

      (b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any material amendments to the Plan which require stockholder approval under applicable law, rule or regulation unless the same shall be approved by the requisite vote of the Corporation's stockholders.

      (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

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X.    Recapitalization

      The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.


XI.   No Right to Employment

      No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII.  Governing Law

      To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Texas.

XIII. Savings Clause

      This Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Executives who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 under the Exchange Act. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.



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XIV.  Effective Date and Term

      The Plan shall become effective upon adoption by the Board, subject to approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board. All Awards granted prior to such approval by the stockholders shall be subject to such approval and shall not be exercisable and/or transferable prior thereto. In the event such approval is not obtained within such one-year period the Plan and all Awards granted thereunder shall be null and void. The Plan shall terminate on the tenth anniversary of the date on which it becomes effective. No Award shall be granted after the termination of the Plan.

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